UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):  August 23, 2023
PBF ENERGY INC.
PBF HOLDING COMPANY LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35764	45-3763855
Delaware	333-186007	27-2198168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
(Address of the Principal Executive Offices) (Zip Code)
(973) 455-7500
 (Registrant’s Telephone Number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of The Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001	PBF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

 Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Secured Revolving Credit Agreement
On August 23, 2023, PBF Holding Company LLC (“PBF Holding”), a subsidiary of PBF Energy Company LLC and PBF Energy Inc., together with certain of its wholly-owned subsidiaries, as borrowers or subsidiary guarantors (collectively with PBF Holding, “PBF” or the “Company”) entered into an amended and restated asset-based revolving credit agreement, among PBF, Bank of America, National Association (“BofA”), as administrative agent, and certain other lenders (the “2023 Revolving Loan”). The 2023 Revolving Loan replaced the existing Senior Secured Revolving Credit Agreement, dated as of May 2, 2018 (as amended by that certain First Amendment to Senior Secured Revolving Credit Agreement, dated as of February 18, 2020 and the Second Amendment dated as of May 7, 2020 and the Third Amendment dated May 25, 2022, the “Existing Credit Agreement”).
The 2023 Revolving Loan has a maximum commitment of $3.5 billion and a maturity date of August 2028.  The commitment fees on the unused portion, the interest rate on advances and the fees for letters of credit are generally consistent with the Existing Credit Agreement. The 2023 Revolving Loan contains representations, warranties and covenants by PBF Holding and the other borrowers, as well as customary events of default and indemnification obligations that are consistent with those in the Existing Credit Agreement
BofA serves as the administrative agent under the 2023 Revolving Loan for the bank syndicate participating in the facility. Certain of the banks included in the syndicate participating in the facility and their respective affiliates have in the past provided, are currently providing and in the future may continue to provide, investment banking, commercial banking and other financial services to PBF and its affiliates in the ordinary course of business for which they have received and may in the future receive customary compensation.
The foregoing description is not complete and is qualified in its entirety by reference to the full text of the 2023 Revolving Loan, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated in this Item 1.01 by reference.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this current report on Form 8-K is incorporated by reference herein.
Forward-Looking Statements

Statements contained in the exhibit to this report reflecting the Company’s or its management’s expectations or predictions relating to future plans, results, performance, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Company’s control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.
Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
10.1*	Amended and Restated Senior Secured Revolving Credit Agreement, dated August 23, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*  Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date:	August 23, 2023	PBF Energy Inc.
(Registrant)

By:	/s/ Trecia M. Canty
Name:	Trecia M. Canty
Title:	Senior Vice President, General Counsel and Secretary

Date:	August 23, 2023	PBF Holding Company LLC
(Registrant)

By:	/s/ Trecia M. Canty
Name:	Trecia M. Canty
Title:	Senior Vice President, General Counsel and Secretary